EXHIBIT 99.1

Contact: Alan Oshiki Roland Tomforde Broadgate Consultants, Inc. 212-232-2222

For Immediate Release

AMERICAN ACHIEVEMENT CORPORATION APPOINTS DONALD J. PERCENTI AS CHIEF EXECUTIVE OFFICER

Veteran In-House Executive to Continue Growth and Profitability Initiatives

     AUSTIN, TEXAS, July 20, 2005 — AAC, a leading manufacturer and supplier of class rings, yearbooks, graduation products and achievement publications, today announced the appointment of Donald J. Percenti as Chief Executive Officer, effective September 1st. Mr. Percenti has served most recently as AAC’s Senior Vice President On Campus and General Manager for Printing. He began his career at AAC subsidiary Balfour where he served in numerous capacities. Mr. Percenti is a 28-year veteran of AAC and its predecessor businesses.

     “We are excited to announce Don’s promotion,” said Mac LaFollette, Managing Director at Fenway Partners, which acquired AAC in March 2004. “Don’s understanding of the business, his rapport with employees and his leadership style have been key to AAC’s recent accomplishments. He will continue to bring these essential qualities to bear. He has been in this business for almost 30 years and brings continuity in management that will enable AAC to continue the positive trends in its performance.”

     “I am confident in AAC’s bright future,” said Mr. Percenti. “I look forward to working with Fenway, our management team and the company’s employees to ensure a seamless leadership transition and continued momentum toward growth and profitability.”

     During Fenway’s ownership, AAC has focused on consolidating production, implementing lean manufacturing principles and shifting production to lower cost facilities. Fenway has also helped the company implement upgrades in sales management as well as stimulate new product innovation in AAC’s yearbook business.

About AAC

     AAC is the leading provider of products associated with graduation and important event commemoration, with a legacy based on the delivery of exceptionally well-crafted products, including class rings, yearbooks, graduation products, achievement publications and affinity jewelry through in-school and retail distribution. AAC’s premier brands include: Balfour and ArtCarved, providers of class rings and graduation products; ECI, publisher of Who’s Who Among American High School Students®; Keepsake Fine Jewelry; and Taylor Publishing, publisher of yearbooks. AAC has over 2,000 employees and is majority-owned by Fenway Partners. For further information about AAC and its subsidiaries, visit their Web site at www.cbi-rings.com.

About Fenway Partners

     Fenway Partners, dedicated to building long-term value through direct investment in leading middle-market companies, is a private equity investment firm based in New York and Los Angeles with funds under management of more than $1.4 billion. In partnership with management, Fenway invests in companies with strong market positions and significant opportunities for growth. The firm provides capital funding and strategic guidance to improve the operating and financial performance of its portfolio companies. In addition to AAC, Fenway’s investments have included: Harry Winston, the high-end jewelry retailer; Riddell Bell Holdings, a manufacturer of football, bicycle and action sports helmets; and Simmons, a bedding manufacturer. For further information about Fenway, visit the firm’s Web site at www.fenwaypartners.com.

Statements in this release about the future outlook related to AAC involve known and unknown risks and uncertainties, which may cause AAC’s actual results to differ materially from expected results. While AAC believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond AAC’s control. Other important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in AAC’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from AAC without charge.